UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 14, 2015

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

The Federal Home Loan Bank of Topeka (FHLBank) is filing this amendment No. 1 on Form 8-K/A to update its Current Report on Form 8-K filed on July 20, 2015 (Original Form 8-K). Item 9.01 of the Original Form 8-K included, among other exhibits, the 2012 and 2013 Executive Incentive Compensation Plan (EICP) Targets, as amended by the Board of Directors (Board) of FHLBank on June 19, 2015, with non-objection from the Federal Housing Finance Agency (FHFA), which was received July 14, 2015.

On February 16, 2016, the Executive Committee of the Board adopted immaterial administrative revisions to the 2012 and 2013 EICP Targets filed as exhibits to the Original Form 8-K, subject to non-objection from the FHFA, which was received on March 1, 2016. The immaterial administrative revisions were adopted to ensure consistency and alignment with the language of how the incentive compensation is calculated in the EICP itself. A description of the EICP and other compensation and benefits provided or made available to FHLBank’s Named Executive Officers may be found in “Item 11 – Executive Compensation” of FHLBank’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2015.

FHLBank is filing this Form 8-K/A to amend Item 9.01 of the Original Form 8-K for the sole purpose of filing the revised 2012 and 2013 EICP Targets as Exhibits 10.1 and 10.2, respectively, under Item 9.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 2012 Executive Incentive Compensation Plan Targets, revised February 16, 2016.
10.2 2013 Executive Incentive Compensation Plan Targets, revised February 16, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

March 1, 2016	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	2012 Executive Incentive Compensation Plan Targets, revised February 16, 2016
10.2	2013 Executive Incentive Compensation Plan Targets, revised February 16, 2016